PURCHASE AND SALE AGREEMENT

By and between

COP-WESTERN AVENUE, LLC
a California limited liability company

as Seller,

and

MMB MANAGEMENT, LLC
a California limited liability company

as Purchaser

December 28, 2012

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		Page

12.19	Further Assurances	26
12.20	[Intentionally omitted.]	26
12.21	IRS Real Estate Sales Reporting	26
12.22	Entire Agreement	26
12.23	Interrelation	26

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made as of December 28, 2012, by and between COP-WESTERN AVENUE, LLC, a California limited liability company (the “Seller”), and MMB MANAGEMENT, LLC, a California limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, the Seller is the owner of the Property (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in Section 1); and

WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Property, subject to and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

1.          DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:

1.1           “Agreement” shall mean this Purchase and Sale Agreement, together with any exhibits and schedules attached hereto, as it and they may be amended from time to time as herein provided.

1.2           “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of California are authorized by law or executive action to close.

1.3           “Closing” shall have the meaning given such term in Section 2.2.

1.4           “Closing Date” shall have the meaning given such term in Section 2.2.

1.5           “Commitment” shall have meaning set forth in Section 3.1.

1.6           “Deposit” shall have the meaning set forth in Section 2.3.

1.7           “Environmental Laws” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos, solvents, polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

1.8           “Escrow Agent” shall have the meaning set forth in Section 2.4.

1.9           “Existing Survey” shall mean the existing ALTA survey, if any, and any other “as-built” survey, for the Property.

1.10         “Existing Title Policy” shall mean the existing title insurance policy for the Property.

1.11         “Grant Deed” shall have the meaning set forth in Section 4.1(a).

1.12         “Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos, solvents, polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

1.13         “Improvements” shall mean the Seller’s entire right, title and interest in and to the existing buildings, fixtures and other structures and improvements situated on, or affixed to, the Land.

1.14         “Land” shall mean, the Seller’s entire right, title and interest in and to (a) the parcel(s) of land described in Exhibit A hereto, together with (b) all easements, rights of way, privileges, licenses and appurtenances which the Seller may own with respect thereto.

1.15         “Leases” shall mean the leases identified in the Rent Roll and any other leases hereafter entered into in accordance with the terms of this Agreement, and all of Seller's rights and interests therein, including Seller's rights to any tenant deposits held by or for Seller pursuant to the Leases.

1.16         “Other Property” shall mean the Seller’s entire right, title and interest in and to (a) all fixtures, machinery, systems, equipment and items of personal property owned by the Seller and attached or appurtenant to, located on and used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any, (b) all freely assignable intangible property owned by the Seller arising from or used in connection with the ownership, use, operation or maintenance of the Land or Improvements, if any; and (c) all use, occupancy, building and operating licenses, permits, approvals, and development rights, if any, and (d) all freely assignable plans and specifications related to the Land and Improvements, if any. Seller shall not be required to obtain any consents to assignment of the Other Property as a condition to closing.

1.17         “Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent; (b) the Leases, and (c) such other nonmonetary encumbrances with respect to the Property as may be shown on any supplemental title report which are not objected to by the Purchaser (or which are objected to, and subsequently waived, by the Purchaser) in accordance with Section 3.1.

1.18         “Property” shall mean, collectively, all of the Land, the Improvements and the Other Property.

1.19         “Purchase Price” shall mean Seventeen Million Six Hundred Thirty-One Four Hundred Fifty-Eight Dollars ($17,631,458) in good funds, plus or minus all adjustments, prorations, and credits as provided in this Agreement.

1.20         “Purchaser” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.

1.21         “Rent Roll” shall mean Schedule 1 to this Agreement.

1.22         “Seller” shall have the meaning given such term in the preamble to this Agreement, together with any permitted successors and assigns.

1.23         “Survey” shall have meaning set forth in Section 3.2.

1.24         “Title Company” shall mean First American Title Insurance Company at the office set forth in Section 12.3: Attention Lance Capel, Title Officer.

1.25         “Title Inspection Period” shall have the meaning set forth in Section 3.1.

2.           PURCHASE AND SALE; CLOSING.

2.1           Purchase and Sale. In consideration of the payment of the Purchase Price by the Purchaser to the Seller and for other good and valuable consideration, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, the Property for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement. .

2.2           Closing. The purchase and sale of the Property shall be consummated at a closing (the “Closing”) to be processed at the offices of the Escrow Agent on or before January 23, 2013. The Closing shall be the date that the Grant Deed for the Property is recorded in the applicable County recorder’s office..

2.3           Payment of Purchase Price.

(a)          Within two (2) Business Days of Opening of Escrow pursuant to Section 2.4, Purchaser shall deposit in escrow with Escrow Agent (as defined in Section 2.4) as the initial earnest money deposit the sum of Five Hundred Thousand Dollars ($500,000) (the “Deposit”) in cash to be held and disbursed by Escrow Agent in accordance with the remaining provisions of this Agreement including, without limitation, Section 3.3 below. The Deposit shall be non-refundable in the event Purchaser gives Seller written notice of approval of the Property in accordance with Section 3.3 below. In addition to the Deposit, Purchaser shall, concurrently with its execution of this Agreement, deliver to Seller the amount of One Hundred Dollars ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Purchaser’s right to inspect the Property. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events.

If the Escrow is not opened pursuant to Section 4 on or before the date two (2) Business Days after the Opening of Escrow, or if Purchaser fails to deposit the Deposit on or before the applicable date specified above, this Agreement and the Escrow shall automatically stand terminated without further notice in which event Escrow Agent shall return any Deposit to Purchaser and Seller and Purchaser shall have no further obligations under this Agreement except those that expressly survive termination hereunder.

(b)          One (1) Business Day prior to the Closing Date, the Purchaser shall deposit in Escrow with Escrow Agent the balance of the Purchase Price, subject to adjustment as provided in Article 9.

2.4          Escrow Agent. Purchaser and Seller hereby engage First American Title Insurance Company (attention: Patty Beverly) at the office set forth in Section 12.4 (“Escrow Agent”) to act as agent for the parties in closing this transaction and carrying out the terms of this Agreement on the terms and conditions set forth herein. This Agreement shall constitute escrow instructions to Escrow Agent; provided, however, in the event of any inconsistency between the provisions hereof and the provisions of any escrow instructions requested by Escrow Agent, the terms hereof shall govern and control. “Opening of Escrow” shall mean the date on which Escrow Agent receives one (1) fully executed original counterpart of this Agreement from Seller and Purchaser together with the Deposit. Escrow Agent shall give Seller and Purchaser written notice of the date of Opening of Escrow and its signature hereto indicating its acceptance of the escrow instructions. Escrow and the transaction contemplated hereby shall close (referred to herein interchangeably as the “Close of Escrow,” the “Closing,” or by similar words) when all documents and funds necessary to close this transaction have been received by Escrow Agent and the Grant Deed conveying title to the Property to Purchaser has been recorded in accordance with Section 2.2.

3.          TITLE, DILIGENCE MATERIALS.

3.1           Title. Escrow Agent is hereby instructed to, within three (3) days after the date of Opening of Escrow, provide to Purchaser a Commitment for Title Insurance relating to the Property (which Commitment, together with any amendments thereto is referred to as the “Commitment”), disclosing all matters of record which relate to the title to the Property and Escrow Agent’s requirements for both closing the escrow created by this Agreement and issuing the policy of title insurance described in Section 4.2. Escrow Agent shall also simultaneously cause legible copies of all instruments and other documents referred to in the Commitment (collectively, the “Underlying Documents”) to be furnished to Purchaser. On or prior to the date which is ten (10) days prior to the expiration of the Property Inspection Period, (the “Title Inspection Period”), the Purchaser shall give the Seller written notice of any title exceptions (other than Permitted Exceptions) set forth on the Commitment as to which the Purchaser objects, in its sole and absolute discretion. The Seller shall have the right, but not the obligation, to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects; provided, however, that Seller shall be obligated to remove, satisfy or otherwise eliminate, on or before Closing, all monetary liens, deeds of trust and monetary encumbrances securing the payment of money (other than liens for property taxes not yet due and payable). If Seller elects to take such actions as may be required to cause such exceptions as to which Purchaser has objected to be removed from the Commitment, the Seller shall, on or before five (5) days following delivery of Purchaser's objections, give the Purchaser written notice thereof; it being understood and agreed that the failure of the Seller to timely give such written notice as to any matters objected to by Purchaser shall be deemed an election by the Seller not to remedy such matters. If the Seller elects (or is deemed to have elected) not to cure any title defects to which the Purchaser has so objected, the Purchaser may elect (i) to terminate this Agreement prior to the expiration of the Property Inspection Period, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination, or (ii) to consummate the transactions contemplated hereby, notwithstanding such title defect, without any abatement or reduction in the Purchase Price on account thereof (whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions). The Purchaser shall make any such election by written notice to the Seller given on or prior to five (5) days after delivery of the Seller’s notice of its unwillingness or inability to cure (or deemed election not to cure) such defect and time shall be of the essence with respect to the giving of such notice. Failure of the Purchaser to give such notice shall be deemed an election by the Purchaser to proceed in accordance with clause (ii) above. Escrow Agent shall also promptly deliver to Purchaser any updated or revised Commitment, and the corresponding Underlying Documents, which reflect any new lien, encumbrance, or other exception to title first arising after the Opening of Escrow and not shown on the original Commitment described above (a “New Title Matter”), as to which the same procedures, rights and other provisions set forth above in this Section 3.1 shall apply, except that the Title Inspection Period with respect to any such New Title Matter shall be five (5) days. Notwithstanding the foregoing, Purchaser shall have no right to disapprove any survey inspection after the expiration of the Title Inspection Period.

3.2           Survey. Seller shall, within five (5) days after the Opening of Escrow, provide Purchaser with any Existing Survey to the extent such exist and are in Seller’s possession or control. Purchaser may, at its cost, cause any such survey to be updated, or, in the event there is no Existing Survey, cause a new survey to be prepared (collectively, the “Survey”) and Purchaser shall have until the end of the Title Inspection Period to object in writing to any matter shown in the Survey. If Purchaser fails to object within such time period, the legal description of the Property and any other matters shown in the Survey shall be deemed approved by Purchaser. If Purchaser does object in writing to any matter shown in the Survey, Purchaser shall specify the matter objected to in the Title Objection Notice.

3.3           Property Documents. Purchaser acknowledges that Seller has delivered to Purchaser the Rent Roll and true and correct copies of those documents set forth on Schedule 2 attached hereto (the “Property Documents”). Purchaser acknowledges and agrees that Seller’s Property Documents will be provided by Seller to accommodate and facilitate Purchaser’s investigations relating to the Land and the Property and that, except as expressly set forth herein, Seller makes no representations and warranties of any kind regarding the accuracy or thoroughness of the information contained in Seller’s Property Documents and Purchaser shall not be entitled to rely on the Property Documents. Purchaser must perform its own due diligence investigation of the Property.

Subject to the terms and conditions below, Purchaser shall have until 5:00 p.m. California time on January 17, 2013 (the “Property Inspection Period”) to review the Property Documents and perform a feasibility study with respect to the Property which may include market and engineering studies, leasing and financial investigations, soil tests, drainage studies, confirmation that all utilities including water, electric, gas, sewer and telephone are available to the Property, environmental investigations, confirmation of zoning, and/or such other tests, studies or investigations with respect to the Property as Purchaser deems appropriate in its sole and absolute discretion. Subject to the rights of tenants of the Property under their respective leases and with reasonable advance notice to Seller, Seller shall cause access to the Property to be available to Purchaser and the persons so designated by it within 48 hours of Purchaser’s written request, but during the regular business hours of the respective Property, and shall afford them the opportunity to inspect and perform any tests upon the Property that Purchaser deems necessary or appropriate to determine whether the Property is suitable for Purchaser’s purposes, in Purchaser's sole and absolute discretion. At Seller’s request, Seller and/or the involved tenant or its designees shall be entitled to accompany Purchaser during any such inspection or contact with any tenant. Purchaser shall have the right to conduct a Phase I environmental site assessment and, with Seller's prior written consent (to be given or withheld in Seller’s sole and absolute discretion) a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials with respect to the Premises). Purchaser’s activities at the Property shall be conducted in such a manner so as not to unreasonably interfere with the occupancy of tenants or their employees, licensees or invitees. Purchaser shall have the right to conduct tenant interviews with Seller's prior consent, not to be unreasonably withheld, but with Purchaser to be accompanied by a Seller representative if required by Seller. Notwithstanding the foregoing, Purchaser shall not conduct any intrusive testing of the Property without the prior written consent of Seller, not to be unreasonably withheld.

If Purchaser, after conducting such inspections, investigations, and tests, determines that the Property or any part thereof or the Property Documents, or any other aspect of the Property whatsoever, are not, in Purchaser’s sole and absolute discretion, satisfactory for any reason, or no reason at all, then Purchaser may elect, at any time on or prior to the date of expiration of the Property Inspection Period, to cancel this Agreement and the Escrow by written notice to Seller and Escrow Agent, in which case Purchaser shall receive a prompt return of the Deposit and Purchaser and Seller shall have no further obligations to each other under this Agreement except for those obligations hereunder which expressly survive such termination. Upon termination by Purchaser, but not as a condition precedent to the return of the Deposit to Purchaser, Seller shall have the right to demand from Purchaser and pay the reasonable copying costs for copies of all documents obtained by or for Purchaser with respect to its investigations of the Property (which shall be delivered by Purchaser without any representation or warranty or liability to Purchaser), except for such document which are of an internal and proprietary nature or the dissemination of which has been prohibited by the third-party preparer thereof. Notwithstanding anything else contained herein to the contrary, if Purchaser has not provided Seller with a written notice of disapproval of the Property or Property Documents prior to the end of the Property Inspection Period, the Property and Property Documents shall be deemed approved by Purchaser. When Purchaser gives Seller written notice of approval of its due diligence or is deemed to have given Seller notice of such approval, the Deposit shall be non-refundable to Purchaser except for a default by Seller. If Purchaser cancels this Agreement as provided in this Section 3.3, then (i) Escrow Agent shall return to Seller all documents Seller deposited with Escrow Agent in connection with the Escrow; (ii) Escrow Agent shall return to Purchaser all documents Purchaser deposited with Escrow Agent in connection with the Escrow; and (iii) Escrow Agent shall return the Deposit to Purchaser. Upon such event, this Agreement and the Escrow shall be deemed null and void and neither party shall have any further rights or obligations to the other hereunder or on account hereof, except for those which by the provisions of this Agreement are expressly stated to survive or occur at termination of this Agreement. If Purchaser does not elect to cancel this Agreement as provided in this Section 3.3, Purchaser shall be deemed to have approved all matters concerning the Property and elected to proceed with the acquisition of the Property in accordance with and subject to the terms and conditions of this Agreement.

Purchaser or Purchaser’s representatives, agents and/or consultants shall keep in full force and effect general liability insurance from an insurance company and in form and substance reasonably approved by Seller, naming Seller as an additional insured during Purchaser’s or Purchaser’s agents, representatives and/or consultants entries and inspections of the Property, as follows:

A.           Commercial general liability insurance with combined single limits of not less than $2,000,000.00 per occurrence for bodily injury and property damage, containing an endorsement insuring against damage to the Property and to or from underground utilities.

B.           Any contractor hired to perform environmental tests to the Property shall maintain errors and omissions or professional liability insurance covering injury or damage arising out of the rendering or failing to render professional services with limits of at least $2,000,000.00 per claim.

C.           All insurance maintained under this Section 3.3 shall be procured from insurance companies reasonably satisfactory to Seller.

Any damage, disturbance or other disruption of the Improvements or the Land or other portion of the Property caused by Purchaser or its employees, contractors or agents shall be promptly repaired and/or placed in the condition existing prior to disturbance thereof by Purchaser or its employees, contractors and agents upon completion of any activities by such parties on or with respect to the Property.

3.4           Inspection Indemnity. Purchaser shall indemnify, defend and hold harmless Seller for, from and against any and all losses, defaults, liabilities, causes of action, demands, claims, damage or expenses of every kind including, without limitation, reasonable attorneys’ fees and court costs, arising as a result of each of the inspections by Purchaser and/or its employees, agents and contractors, and from and against any mechanic’s liens or claims of lien resulting therefrom (“Inspection Indemnity”). The Inspection Indemnity shall survive the Close of Escrow or any termination or cancellation of this Agreement, and shall not be subject to or limited by, the provisions of Section 12.13 hereof.

4.           CONDITIONS TO THE PURCHASER’S OBLIGATION TO CLOSE. The obligation of the Purchaser to acquire the Property shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

4.1          Closing Documents. The Seller and Purchaser as applicable shall have delivered, or cause to have been delivered, to the Escrow Agent the following:

(a)          A deed to the Property in the form set forth in Exhibit “G” attached hereto (the “Grant Deed”), duly executed and acknowledged by the Seller, conveying title to the Property, free from all liens and encumbrances other than the Permitted Exceptions;

(b)          An assignment by the Seller and an assumption by the Purchaser, in the form set forth on Exhibit “C” attached hereto (“Assignment of Leases”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities in, to and under the Leases;

(c)          Written notice to each of the tenants of the Property in the form set forth on Exhibit “E” attached hereto (“Notices to Tenants”) executed by Seller and Purchaser which notifies the tenants to pay to the Purchaser all rent and other payments made by the tenants under the Leases from and after the Closing Date;

(d)          A general assignment by the Seller and an assumption by the Purchaser in the form set forth on Exhibit “B” attached hereto (“General Assignment”), duly executed by the Seller and the Purchaser, of all of the Seller’s right, title interest obligations and liabilities, if any, in, to and under all freely transferable Other Property;

(e)          A bill of sale executed by the Seller, without warranty of any kind except as expressly set forth in this Agreement, in the form set forth on Exhibit “D” attached hereto (“Bill of Sale”), with respect to any personal property owned by the Seller, situated at the Property owned by Seller and used in connection with the Property (it being understood and agreed that no portion of the Purchase Price is allocated to personal property);

(f)          To the extent the same are in the Seller’s possession or control, copies of all material documents and agreements, plans and specifications and contracts, licenses and permits pertaining to the Property;

(g)          To the extent the same are in the Seller’s possession or control, duly executed original copies of the Leases;

(h)          A closing statement showing the Purchase Price, and fees, and costs and expenses paid in connection with the Closing, all according to the applicable provisions of this Agreement; and

(i)          Such other conveyance documents, certificates, deeds and other instruments as the Escrow Agent or the Title Company may reasonably require and as are customary in like transactions in sales of property in similar transactions.

4.2          Title Policy. The Title Company shall be prepared to issue to Purchaser, upon payment of the title premium, a CLTA standard coverage policy of title insurance in the amount of the Purchase Price, showing title to the Property vested in the Purchaser subject to only the exceptions approved by Purchaser pursuant to this Agreement. Purchaser shall have the right to obtain an ALTA extended coverage policy of title insurance and any endorsements, provided: (i) Purchaser pays the cost of the ALTA policy and any endorsements, in excess of the cost of the CLTA policy; (ii) Purchaser obtains, at Purchaser’s sole cost and expense, an ALTA survey of the Property; and (iii) the issuance of the ALTA policy and/or endorsements shall not delay the Closing.

4.3          Other Conditions.

(a)          All representations and warranties of the Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Seller shall not be in default under this Agreement.

(b)          No later than five (5) Business Days prior to the Closing Date, Seller shall have obtained estoppel certificates from all tenants of the Property, in the form prescribed by the particular tenant’s corresponding Lease, and if (and only if) no estoppel certificate form is prescribed by the particular Lease, then in a form attached hereto as Exhibit “F” (the “Tenant Estoppels”). Tenant Estoppels presented to Purchaser and not objected to within three (3) Business days shall be deemed approved. Such Tenant Estoppels shall be consistent with each corresponding Lease, and shall not reveal any default by landlord or tenant, any right to offset rent by the tenant or any claim of the same. Notwithstanding the foregoing, any modification by a tenant to an estoppel certificate to qualify with a knowledge standard, or to conform a statement to the applicable Lease shall not be grounds for disapproval by Purchaser. Seller shall make reasonable efforts to obtain and deliver the Tenant Estoppels required under this Section 4.3(b), provided, however, in no event shall Seller be deemed in default under this Agreement in the event of Seller’s inability to timely provide all of the required Tenant Estoppels hereunder, and Purchaser’s sole remedy against Seller in the event of Seller’s inability to provide the required Tenant Estoppels shall be to terminate this Agreement, receive a refund of its Deposit.

(c)          At such time as Seller delivers to Purchaser Tenant Estoppels from all the tenants, and same have not been disapproved by Purchaser as provided above, then the Purchaser’s condition to Closing set forth in this Section 4.3(b) shall automatically be deemed satisfied, and Seller shall have no obligation to execute any substitute Tenant Estoppels for any tenant that has not delivered an Estoppel Certificate, or for any Estoppel Certificate that has been disapproved by Purchaser. Notwithstanding anything herein to the contrary, in the event that Seller is unable, despite its reasonable efforts to provide all the Tenant Estoppels to Purchaser on or before the fifth (5th) Business Day prior to Closing, then Seller shall have the right in its sole discretion (but not the obligation) to satisfy the condition set forth in this Section 4.3(b) by providing substitute Estoppel Certificate(s) executed by Seller, and in the exact form as would be required per the foregoing provisions had the tenant signed such estoppel certificate (“Substitute Estoppel Certificate”), for any tenants who do not provide a Estoppel Certificate or whose Estoppel Certificate has been disapproved by Purchaser, which Purchaser shall be entitled to reply upon. Seller shall be automatically released from liability for any certification in any such Substitute Estoppel Certificate to the extent such certification is ultimately made to Purchaser by an Estoppel Certificate executed by the applicable tenant, whether prior to or following the Close of Escrow, provided such tenant estoppel certificate is in a form which would have satisfied the requirements of this Section 4.3(b) had it been timely delivered to Purchaser.

(d)          Purchaser shall not have terminated this Agreement in accordance with Section 10.1 or Section 10.2 below.

5.          CONDITIONS TO SELLER’S OBLIGATION TO CLOSE. The obligation of the Seller to convey the Property to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1           Purchase Price. The Purchaser shall deliver to the Escrow Agent the Purchase Price payable hereunder (less the Deposit which shall be applied to the Purchase Price), subject to the adjustments set forth in Section 2.3, together with any closing costs to be paid by the Purchaser under Section 9.2.

5.2           Closing Documents. The Purchaser shall have delivered to the Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where required.

5.3           Other Conditions. All representations and warranties of the Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Purchaser shall not be in default under this Agreement.

6.          REPRESENTATIONS AND WARRANTIES OF SELLER. To induce the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser as of the date of this Agreement and as of Closing, except as qualified by Schedule 3, as follows:

6.1           Status and Authority of the Seller. The Seller is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its organizational documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

6.2           Action of the Seller. With the exception of the Shareholder Approval, the Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Seller on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and except for the Shareholder Approval.

6.3           No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.

6.4           Litigation. Seller has not received written notice that, nor to Seller's actual knowledge is there, any investigation, action, claim or proceeding is pending, asserted, or threatened, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto or (ii) involves condemnation or eminent domain proceedings against the Property or any portion thereof.

6.5           Existing Leases. Subject to Section 8.1, other than the Leases listed in the Rent Roll, the Seller has not entered into any written contract or agreement with respect to the use or occupancy of the Property that will be binding on the Purchaser after the Closing. The copies of the Leases and all tenant correspondence files heretofore delivered by the Seller to the Purchaser are true, correct and complete copies thereof. The information set forth in the Rent Roll is true, correct and complete in all material respects.

6.6           Agreements. Other than as set forth in the Property Documents, the Seller has not entered into any contract or agreement with respect to the Property which will be binding on the Purchaser after the Closing other than contracts and agreements being assumed by the Purchaser or which are terminable upon thirty (30) days notice without payment of premium or penalty.

6.7           Not a Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the United States Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

6.8           Prohibited Person. For purposes of this Agreement, a “Prohibited Person” means any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or Controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv). Seller represents and warrants to Purchaser, knowing that Purchaser is relying on such representation and warranty, that Seller is not a Prohibited Person.

6.9           No Approval. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its obligations hereunder.

6.10         Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Seller's assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller's assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

6.11         No Notices. Seller has not received any written notice from any governmental agency requiring the correction of any condition with respect to the Property, or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act or any law of regulation respecting the presence of hazardous materials or toxic waste on the Property), which has not been cured or waived.

6.12         Hazardous Materials. To the actual knowledge of Seller, except as disclosed in the Property Documents, Seller: (i) is not aware of the existence of any Hazardous Materials on the Property in violation of Environmental Laws; and (ii) Seller has not received any notices from any governmental environmental regulatory agencies of any violation of Environmental Laws and/or the existence of Hazardous Materials on the Property.

6.13         Cause to be Untrue. Seller will not take or cause to be taken any intentional action, which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow.

The representations and warranties made in this Agreement by the Seller shall be continuing and shall be deemed remade by the Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Seller shall survive the Closing for a period of six (6) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Purchaser files a legal action in a court with appropriate jurisdiction for breach of the representations and warranties within said 6-month period. References in this Article 6 to the “actual knowledge” of Seller shall refer only to the actual knowledge of Jon Carley, who Seller hereby represents to be, and who at Closing shall be, the person most knowledgeable and qualified to make the foregoing representations and warranties on behalf of Seller (which knowledge shall not include any imputed or constructive knowledge), and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose upon such designated individuals any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains or impose any personal liability on such individual. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was disclosed by Seller to Purchaser in writing prior to Closing; and (b) unless the valid claim for any single claimed breach is more than Fifty Thousand and No/100 Dollars ($50,000.00). In no event shall the total liability of Seller to Purchaser for all breaches of all representations and warranties of Seller in this Agreement exceed Five Hundred Thousand Dollars ($500,000.00). If prior to Closing, Seller’s representations, as made as of the Effective Date, are determined to be untrue in any material respect as of the Effective Date or if Seller’s representations, as remade on the Closing Date, shall result in Seller’s Representations made as of the Effective Date being untrue in any material respect as of the Closing Date, then Purchaser may, at Purchaser’s option, as its sole and exclusive remedy, terminate this Agreement by notice in writing to Seller, in which event Escrow Agent shall promptly refund the entire Deposit to Purchaser.

6.14         AS-IS. Except as expressly provided in this Agreement or in any documents to be delivered to the Purchaser at the Closing, the Seller has not made, and the Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by the Seller, on the Seller’s behalf or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, HABITABILITY, MERCHANT-ABILITY, FITNESS FOR A PARTICULAR PURPOSE, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL defects or conditions, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS. furthermore, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT or in any documents to be delivered to the Purchaser at the Closing, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING and any other information pertaining to the Property or the market and physical environments in which they are located. The Purchaser acknowledges that, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT or in any documents to be delivered to the Purchaser at the Closing, (i) the Purchaser has entered into this Agreement with the intention of relying upon its own investigation or that of ITS CONSULTANTS with respect to the physical, environmental, economic and legal condition of the Property and (ii) the Purchaser is not relying upon the PROPERTY DOCUMENTS OR any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be delivered to the Purchaser at the Closing, made. The Purchaser has inspected the Property and is fully familiar with the physical condition thereof and, subject to the representations and warranties made in this Agreement, shall purchase the Property in its “as is”, “where is” and “with all faults” condition on the Closing Date. Notwithstanding anything to the contrary contained herein, in the event that PURCHASER has actual knowledge of the default of SELLER (a “Known Default”), but nonetheless elects to consummate the transactions contemplated hereby and proceeds to Closing, then the rights and remedies of PURCHASER shall be waived with respect to such Known Default upon the Closing and SELLER shall have no liability with respect thereto. EXCEPT IN THE EVENT OF SELLER'S FRAUD, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT or in any documents to be delivered to the Purchaser at the Closing, FROM AND AFTER THE CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S MEMBERS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION EXCEPT FOR FRAUD AND SELLER'S OBLIGATIONS UNDER THIS AGREEMENT (INCLUDING CAUSES OF ACTION IN TORT OTHER THAN FRAUD), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PROPERTY ITS OPERATION ANY WAY IN CONNECTION WITH THE FOREGOING, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF ANY PROVISION OR PRINCIPLE OF FEDERAL STATE OR LOCAL LAW OR REGULATION THAT MAY LIMIT THE SCOPE OR EFFECT OF THE FOREGOING WAIVER AND RELEASE INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR” OR EQUIVALENT LAW OF ANY JURISDICTION, TO THE EXTENT APPLICABLE.

This release by Purchaser shall constitute a complete defense to any claim, cause of action, defense, contract, liability, indebtedness or obligation released pursuant to this release. Nothing in this release shall be construed as (or shall be admissible in any legal action or proceeding as) an admission by Seller or any other released party that any defense, indebtedness, obligation, liability, claim or cause of action exists which is within the scope of those hereby released.

          /s/ JKM
Purchaser’s Initials

7.           REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce the Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as follows:

7.1           Status and Authority of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization or formation, and has all requisite power and authority under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

7.2           Action of the Purchaser. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

7.3           No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

7.4           Litigation. The Purchaser has received no written notice that any investigation, action or proceeding is pending or threatened which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

7.5           Prohibited Person. Purchaser represents and warrants to Seller, knowing that Seller is relying on such representation and warranty, that Purchaser is not a Prohibited Person.

7.6           No Approvals. No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.

7.7           Bankruptcy. Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser's creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of Purchaser's assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of six (6) months, and upon expiration shall be of no further force or effect except to the extent that with respect to any particular alleged breach, the Seller files a legal action in a court with appropriate jurisdiction for breach of Purchaser’s representations and warranties prior to the expiration of said period.

8.          COVENANTS OF THE SELLER. The Seller hereby covenants with the Purchaser between the date of this Agreement and the Closing Date or earlier termination of the Agreement as follows:

8.1           Approval of Leasing. Following Opening of Escrow, Seller will not extend, amend or terminate any existing Lease, or enter into any new Lease without providing Purchaser the following: (a) all material supporting documentation, including, without limitation, broker’s commissions, tenant improvement allowances, cancellation fees and any tenant financial information to the extent in Seller’s possession; and (b) as to any such extension, amendment or termination of a Lease, or new Lease which is to be executed after the Opening of Escrow, or which is to become effective after the Opening of Escrow but which was not disclosed to Purchaser prior to the Opening of Escrow, Seller must receive Purchaser’s prior written approval which may be withheld in Purchaser’s reasonable discretion. Purchaser agrees to give Seller written notice of approval or disapproval of a proposed amendment or termination of a Lease, or new Lease within five (5) days after Purchaser’s receipt of all of the items described above. If Purchaser does not respond to Seller’s request within such five (5) day time period, then Purchaser will be deemed to have disapproved such amendment, termination or new Lease.

8.2           Operation of Property. To continue to operate the Property substantially consistent with past practices.

8.3           Compliance with Laws. To comply in all material respects with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Property, or the use or occupancy thereof, and (ii) all material terms, covenants and conditions of all agreements affecting the Property.

8.4           Compliance with Agreements. To comply with each and every material term, covenant and condition contained in the Leases and any other material document or agreement affecting the Property.

8.5           Notice of Material Changes or Untrue Representations. Upon learning of any material adverse change affecting the Property or any event or circumstance which makes any representation or warranty of the Seller to the Purchaser under this Agreement untrue or misleading, promptly to notify the Purchaser thereof in writing.

8.6           Insurance. To maintain, or cause to be maintained, all existing property insurance relating to the Property.

8.7           Cooperation. The Purchaser and the Seller shall reasonably cooperate in complying with the requirements under the Leases in connection with the transfer and assignment of the Property and the Leases to the Purchaser.

9.           APPORTIONMENTS.

9.1          Real Property Apportionments.

(a)          The following items shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date:

(i)          to the extent same have been paid to Seller as of the Closing Date, monthly Rents that are not delinquent, operating costs, taxes and other fixed charges payable under the Leases;

(ii)         to the extent same have been paid to Seller as of the Closing Date, percentage rents and other unfixed charges payable under the Leases;

(iii)        fuel, electric, water and other utility costs;

(iv)        municipal assessments and governmental license and permit fees;

(v)         non-delinquent real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;

(vi)        water rates and charges;

(vii)       sewer and vault taxes and rents; and

(viii)      all other items of income and expense normally apportioned in sales of property in similar situations in the jurisdiction where the Property is located.

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than twelve (12) months after the Closing Date.

(b)          If there are water, gas or electric meters located at the Property, the Seller shall obtain readings thereof to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Seller or the Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculations. The parties agree to make such final recalculations within sixty (60) days after the Closing Date. At Closing, Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

(c)          If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by the Seller or the Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to tenants under the Leases, and the balance, if any, shall be paid to the Seller (for the period prior to the Closing Date) and to the Purchaser (for the period commencing with the Closing Date).

(d)          If, on the Closing Date, the Property shall be or shall have been affected by any special or general assessment or assessments or real property taxes payable in a lump sum or which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Seller shall pay or cause to be paid at the Closing the unpaid installments of such assessments due and as of the Closing Date.

(e)          No insurance policies of the Seller are to be transferred to the Purchaser, and no apportionment of the premiums therefor shall be made.

(f)          At the Closing, the Seller shall transfer to, or cause to be credited to, the Purchaser the amount of all security deposits held pursuant to the terms of the Leases.

(g)          Brokerage commissions, tenant improvement expenses and other amounts payable by the Seller as landlord under Leases first entered into by the Seller after the Opening of Escrow and approved by Purchaser pursuant to the approval procedures set forth in Section 8.1, or otherwise, or due in connection with the renewal or extension of any existing Lease taking place after the Opening of Escrow, shall be the sole responsibility of the Purchaser. The Purchaser shall receive a credit at Closing for all unfunded, brokerage commissions, tenant improvement allowances and other amounts payable by the Seller as landlord under Leases (only to the extent) entered into by the Seller prior to the date of this Agreement and solely attributable to periods prior to the Close of Escrow.

(h)          If a net amount is owed by the Seller to the Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price. If a net amount is owed by the Purchaser to the Seller pursuant to this Section 9.1, such amount shall be added to the Purchase Price paid to the Seller.

(i)          If, on the Closing Date, there are past due rents with respect to any Lease then such delinquent rents shall not be prorated at Closing. Any delinquent rents received by the Purchaser from a tenant after the Closing shall be applied between the parties, as follows: first, to the out of pocket expenses incurred by Purchaser in collecting such rents, and second, to rents due or to become due during the calendar month in which the Closing occurs, and third, to all other rents due or past due in inverse order to the order in which they became due (i.e., first to arrearages most recently occurring, then to older arrearages). Seller shall promptly remit to Purchaser all sums received by Seller from tenants after the Closing other than for rents for which Purchaser received credit hereunder. Any delinquent rents not paid to Purchaser shall bear interest at the maximum rate by law until paid. In no event shall the Seller have any right to take any action to collect any past due rents or other amounts following the Closing; provided, however, the Purchaser shall use commercially reasonable efforts to collect such past due rents and other amounts, except that the Purchaser shall have no obligation to institute any legal action or proceeding or otherwise enforce any of its rights and remedies under any Lease in connection with such commercially reasonable efforts.

The provisions of this Section 9.1 shall survive the Closing.

9.2          Closing Costs.

(a)          The Purchaser shall pay (i) the costs its own diligence in connection with the transactions contemplated hereby; (ii) all premiums, charges and fees of the Title Company in excess of the premium for a standard owners CLTA title policy in the amount of the Purchase Price including for the Purchaser’s account the cost of extended coverage and any affirmative endorsements, and (iii) fifty percent (50%) of the Escrow Fee.

(b)          The Seller shall pay (i) the title insurance premium for a standard CLTA policy of title insurance in the amount of the Purchase Price, (ii) fifty percent (50%) of the Escrow Fee, (iii) all transfer taxes, transfer fees, documentary stamp taxes, and other similar fees, taxes or charges; and (iv) all recording fees.

(c)          Each party shall pay the fees and expenses of its attorneys and other consultants, except as provided in Section 12.9 of this Agreement.

(d)          Any other costs shall be allocated in accordance with customary practice in the jurisdiction in which the relevant Property is located.

10.         DAMAGE TO OR CONDEMNATION OF PROPERTY.

10.1         Casualty. If, prior to the Closing, any of the individual buildings making up any Property is materially destroyed or damaged by fire or other casualty (i.e., five percent (5%) or more of any Property), or in the event that the physical condition of any Property otherwise suffers a material adverse change resulting in a diminution of value of five percent (5%) or more of such Property, the Seller shall promptly notify the Purchaser of such fact. In such event, the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected by fire or other casualty or if the Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and the Seller shall assign to the Purchaser at the Closing the rights of the Seller to the proceeds, if any, under the Seller’s insurance policies covering the Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any deductible, any proceeds previously received by Seller on account thereof and any deficiency in proceeds.

10.2         Condemnation. If, prior to the Closing, a material part of any of the individual land making up any Property (i.e., a portion of and/or interest in any Property comprising five percent (5%) or more of the value of any Property), is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), the Seller shall notify the Purchaser of such fact promptly after obtaining knowledge thereof and the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller not later than ten (10) days after the giving of the Seller’s notice (and, if necessary, the Closing Date shall be extended until one day after the expiration of such ten (10) day period). If the Purchaser elects to terminate this Agreement as aforesaid, this Agreement shall terminate and be of no further force and effect, the Deposit shall be promptly returned to Purchaser, and no party shall have any liability to the other hereunder. If less than a material part of any of the individual buildings making up the Property shall be affected or if the Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Property shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by the Seller prior to the Closing) and the Seller shall assign to the Purchaser at the Closing all of the Seller’s right, title and interest in and to all awards, if any, for the taking, and the Purchaser shall be entitled to receive and keep all awards for the taking of the Property or portion thereof.

10.3         Survival. The parties’ obligations, if any, under this Section 10 shall survive the Closing.

11.         DEFAULT.

11.1         Default by the Seller. If the transaction herein contemplated fails to close solely as a result of a default by Seller hereunder, the Purchaser may, as its sole remedy, either (a) terminate this Agreement and receive a refund of its Deposit, plus Purchaser’s actual documented out-of-pocket third party expenses incurred in conducting its due diligence with respect to the transaction contemplated by this Agreement, subject to a cap of Twenty-Five Thousand Dollars ($25,000.00), or (b) pursue an action for specific performance provided that Purchaser files such action in a court with appropriate jurisdiction within thirty (30) days of Seller’s default.

11.2         Default by the Purchaser. IF THE TRANSACTION HEREIN CONTEMPLATED FAILS TO CLOSE AS A RESULT OF THE DEFAULT OF THE PURCHASER HEREUNDER, THEN SELLER’S SOLE AND EXCLUSIVE RIGHT AND REMEDY FOR SUCH BREACH SHALL BE TO TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO PURCHASER AND ESCROW AGENT IN WHICH EVENT ESCROW AGENT SHALL PAY THE DEPOSIT AND ALL ACCRUED INTEREST THEREON TO SELLER. THE DEPOSIT SHALL CONSTITUTE LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES THAT SELLER WOULD INCUR AS A RESULT OF THE BREACH BY PURCHASER OF ITS OBLIGATION TO PURCHASE THE PROPERTY. THE PARTIES AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES, AND SHALL CONSTITUTE LIQUIDATED DAMAGES IN ACCORDANCE WITH ALL LAWS APPLICABLE TO THIS TRANSACTION INCLUDING WITHOUT LIMITATION ALL LAWS OF THE JURISDICTION IN WHICH THE PROPERTY IS LOCATED. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER WAIVES ALL OTHER REMEDIES FOR PURCHASER’S BREACH OF ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, PROVIDED HOWEVER NOTHING HEREIN SHALL LIMIT SELLER’S RIGHT TO RECOVERY FOR (i) PURCHASER’S INDEMNITY OBLIGATIONS; (ii) ANY RIGHT TO ATTORNEY’S FEES UNDER THIS AGREEMENT; (iii) DAMAGES RESULTING FROM PURCHASER MAKING A BAD FAITH FILING OF A LIS PENDENS AGAINST THE PROPERTY; (iv) ANY BREACH OF THE CONFIDENTIALITY PROVISIONS; OR (v) PURCHASER’S OBLIGATION TO PROVIDE COPIES OF PURCHASER’S DUE DILIGENCE DOCUMENTS TO SELLER.

/s/ JMB	/s/ KE
Purchaser’s Initials	Seller’s Initials

12.         Miscellaneous.

12.1         Brokers. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby other than Darla Longo, CBRE, Orange, California, which Seller shall compensate under a separate written agreement if and only if the Closing occurs. Each party shall indemnify and hold harmless the other party and its respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including reasonable attorneys’ fees, charges and disbursements arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party. The provisions of this Section 12.1 shall survive the Closing.

12.2        Publicity. The parties agree that, during the period prior to Closing, and except as otherwise required by law and except for the exercise of any remedy hereunder, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party (other than such party's consultants, attorneys, experts, and prospective lenders and investors) without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

12.3        Notices.

(a)          Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with confirmed receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)          All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)          All such notices shall be addressed,

If to the Seller, to:	COP-Western Avenue, LLC
1920 Main St, Suite 400
Irvine, CA 92614
Attn: Mr. Jon Carley
Telecopier No: (949) 852-2734

with a copy to:	Rutan and Tucker, LLP
611 Anton Boulevard, Suite 1400
Costa Mesa, CA 92626
Attn: Joe Maga, Esq.
Telecopier No: (714) 546-9035

If to Purchaser:	MMB Management, LLC
17610 Pacheco Pass Highway
Hollister, CA 95023
Attn: Mr. Todd W. Mathis
Manager
Telecopier No: (408) 847-4509

MMB Management, LLC
21985 Elsberry Way
Lake Forest, CA 92630
Attn: Mr. Scott T. Barnes
Manager
Telecopier No: (949) 305-1403

MMB Management, LLC
c/o National Association of Home Builders
1201 15th Street, NW
Washington, D.C. 20005-2800
Attn: Mr. Jared K. Mathis
Manager
Telecopier No: (202) 266-8587

with a copy to:	William B. Brinckloe, Jr., Esq.
9841 Irvine Center Drive, Suite 220
Irvine, CA 92618-4316
Telecopier No: (949) 475-6999

If to Escrow Agent, to:	First American Title Company
National Commercial Services
5 First American Way
Santa Ana, CA 92707
Attn: Ms. Patty Beverly
Telecopier No: (714) 242-7479

(d)          By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

12.4         Waivers. Subject to the terms of the last paragraph of Section 6, any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right to at a later time enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.5       Assignment; Successors and Assigns. Subject to Section 12.14, this Agreement and all rights and obligations hereunder shall not be assignable, directly or indirectly, by any party without the written consent of the other, except that the Purchaser may assign this Agreement without Seller's consent to any entity or entities owned in part and controlled or managed by Purchaser, provided that Purchaser shall give Seller written notice of such assignment at least ten (10) days before the Closing Date; provided, however, that, in the event this Agreement shall be assigned by Purchaser to any one or more entities owned in part and controlled or managed by the Purchaser, the Purchaser named herein shall remain liable for the obligations of the “Purchaser” hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

12.6       Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.7       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof. The parties may also exchange signatures by facsimile or electronic mail.

12.8       Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.9       Attorneys’ Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees and expert witness fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.10       Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.11       Time of Essence. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

12.12       Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of California.

12.13       Arbitration. Any party hereto may elect to submit any dispute hereunder that has an amount in controversy in excess of $100,000 to arbitration hereunder. Any such arbitration shall be conducted in Orange County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

WHENEVER AN ARBITRATION IS REQUIRED, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THIS SECTION. WITHIN FIVE (5) DAYS AFTER WRITTEN NOTICE OF ANY DISPUTE IS GIVEN TO THE OTHER PARTY, THE PARTIES’ SHALL ATTEMPT TO AGREE ON A MUTUALLY ACCEPTABLE ARBITRATOR. IN THE EVENT THE PARTIES ARE UNABLE TO SO AGREE WITHIN SUCH FIVE (5) DAY PERIOD, THE ARBITRATOR OR REFEREE SHALL BE SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE DISPUTED MATTER SHALL BE HEARD BY THE ARBITRATOR OR REFEREE SO APPOINTED NO LATER THAN TWENTY (20) DAYS AFTER SUCH APPOINTMENT. ARBITRATORS SHALL APPLY CALIFORNIA LAW AND BE BOUND BY PRECEDENT AND STATUTORY RULES AS THOUGH THEY WERE JUDGES SITTING IN A CALIFORNIA COURT. STATEMENTS OF ARBITRATION AWARDS SHALL BE IN WRITING. THE PARTIES SHALL BE ENTITLED IN ANY ARBITRATION HEREUNDER, TO SUCH RIGHTS OF DISCOVERY AS DETERMINED BY THE ARBITRATOR.

The fees of the arbitrator and the expenses incident to the proceedings shall be borne equally between the Seller and the Purchaser, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to the Seller and one to the Purchaser. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARILY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION, AND WAIVE ANY APPLICABLE LAW THAT WOULD INVALIDATE THIS SECTION.

/s/ JMB	/s/ KE
Purchaser’s Initials	Seller’s Initials

12.14       Like-Kind Exchange. At either party’s request, the non-requesting party will take all actions reasonably requested by the requesting party in order to effectuate all or any part of the transactions contemplated by this Agreement a like-kind exchange for the benefit of the requesting party in accordance with Section 1031 of the Internal Revenue Code, including executing an instrument acknowledging and consenting to any assignment by the requesting party of its rights hereunder to a qualified intermediary or an exchange accommodation titleholder. In furtherance of the foregoing and notwithstanding anything contained in this Agreement to the contrary, the requesting party may assign its rights under this Agreement to a “qualified intermediary” or an “exchange accommodation titleholder” in order to facilitate, at no cost or expense to the other, a forward or reverse like-kind exchange under Section 1031 of the Internal Revenue Code; provided, however, that such assignment will not relieve the requesting party of any of its obligations hereunder. The non-requesting party will also agree to issue all closing documents, including the deed, to the applicable qualified intermediary or exchange accommodation titleholder if so directed by the requesting party prior to Closing. Notwithstanding the foregoing, in no event shall the non-exchanging party incur or be subject to any liability that is not otherwise provided for in this Agreement; the Closing Date shall not be delayed as the result of such exchange; all additional costs in connection with such exchange shall be borne by the exchanging party; and the exchanging party shall indemnify the non-exchanging party and hold the non-exchanging party harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys’ fees relating to the non-exchanging party’s participation in such exchange. This Agreement is not subject to or conditioned upon the ability to consummate an exchange. The indemnification provision set forth in this Section 12.14 shall survive the Closing.

12.15       Recording. Neither this Agreement nor any memorandum thereof may be recorded without the prior written consent of both parties.

12.16       Non-liability of Representatives of Seller. No trustee, officer, shareholder, employee or agent of the Seller shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the Seller. Purchaser shall look only to the assets of the Seller for the payment of any sum or the performance of any obligation hereunder.

12.17       Non-liability of Representatives of Purchaser. No trustee, officer, shareholder, employee or agent of Purchaser shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Purchaser. Seller shall look only to the assets of Purchaser for the payment of any sum or the performance of any obligation hereunder.

12.18       Waiver. The Purchaser hereby acknowledges that it is a sophisticated purchaser of real properties and that it is aware of all disclosures the Seller is or may be required to provide to the Purchaser in connection with the transactions contemplated hereby pursuant to any law, rule or regulation (including those of California and those of the states in which the Property is located).

12.19       Further Assurances. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by the Seller and the Purchaser, the Seller and the Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to establish, confirm or otherwise evidence the Seller’s satisfaction of any disclosure obligations or to otherwise consummate the transactions contemplated hereby.

12.20       [Intentionally omitted.]

12.21       IRS Real Estate Sales Reporting. Purchaser and Seller hereby appoint Escrow Agent as, and Escrow Agent agrees to act as, “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e). Escrow Agent shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Escrow Agent agrees to comply with the provisions of Executive Order 13224 regarding the Specially Designated Nationals Blocked Persons list.

12.22       Entire Agreement. This Agreement and all Exhibits hereto and the instruments referred to herein contain the entire agreement and understanding between the parties hereto relating to the subject matter hereof.

12.23       Interrelation. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties. The parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them as a result of the actual identity of the draftsman.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

SELLER:

COP-WESTERN AVENUE, LLC, a California limited liability company

By:	/s/ Kent Eikanas
Name:	Kent Eikanas
Its:	President

PURCHASER:

MMB MANAGEMENT, LLC, a California limited liability company

By:	THE LEWIS FENNO MOULTON TRUST UDT, APRIL 17, 1925
Manager

By:	/s/ Lewis M. Mathis
Lewis M. Mathis
Trustee

By:	/s/ Jane M. Barnes
Jane M. Barnes
Trustee

By:	/s/ Glenn E. Mathis, Jr.
Glenn E. Mathis, Jr.
Trustee

By:	/s/ Todd W. Mathis
Todd W. Mathis
Manager

By:	/s/ Scott T. Barnes
Scott T. Barnes
Manager

By:	/s/Jared K. Mathis
Jared K. Mathis
Manager

Acceptance by Escrow AGENT

By signing below, Escrow Agent acknowledges that Escrow Agent has received a fully executed counterpart of this Purchase and Sale Agreement and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.

Dated: December 31, 2012	FIRST AMERICAN TITLE COMPANY, a
California corporation

	By:	/s/Patty Beverly
Patty Beverly
Senior Escrow Officer, CEO

EXHIBIT “A”

Land

The land is situated is in the City of Los Angeles, County of Los Angeles, State of California, and is described as follows:

PARCEL A:

THOSE PORTIONS OF LOTS 18, 19 AND 20 OF TRACT NO. 52172-02, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1238 PAGES 17 TO 22, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS DESCRIBED AS PARCEL 3 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 18; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, SOUTH 86° 30’ 05" WEST 0.67 FEET TO THE TRUE POINT OF BEGINNING; THENCE LEAVING SAID NORTHERLY LINE OF LOT 18, "SOUTH" 798.54 FEET TO THE SOUTHERLY LINE OF SAID LOT 20; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 20, SOUTH 89° 59’ 31" WEST 346.30 FEET TO THE SOUTHWEST CORNER OF SAID LOT 20; THENCE ALONG THE WESTERLY LINE OF SAID LOTS 18, 19, AND 20, NORTH 00° 23’ 15" WEST 690.86 FEET; THENCE NORTH 89° 36’ 45" EAST 1.89 FEET TO A POINT OF A NON TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 90.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 88° 54’ 26" WEST; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 35’ 39", AN ARC LENGTH OF 137.59 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, NORTH 86° 30’ 05" EAST 265.09 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, DRAINAGE, FIRE HYDRANTS, UNDERGROUND UTILITIES, AND REFUSE ENCLOSURE AS CREATED BY THAT CERTAIN DECLARATION AND GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 21, 2000 AS INSTRUMENT NO. 00-1482684, OVER PORTIONS OF CERTAIN PARCELS OF LAND DESCRIBED AS PARCELS 1 AND 2 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, AS MORE PARTICULARLY DESCRIBED IN SAID DECLARATION, UPON THE TERMS, COVENANTS AND PROVISIONS THEREIN CONTAINED, AS AMENDED BY A DOCUMENT ENTITLED "FIRST AMENDMENT TO DECLARATION GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT", RECORDED DECEMBER 19, 2000 AS INSTRUMENT NO. 00-1975273.

PARCEL C:

THOSE CERTAIN EASEMENT RIGHTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED "DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR HARBOR GATEWAY CENTER, INDUSTRIAL TRACT PARCEL", RECORDED AUGUST 6, 1999 AS INSTRUMENT NO. 99- 1483487, AS AMENDED BY DOCUMENTS RECORDED DECEMBER 10, 1999 AS INSTRUMENT NOS. 99-2285253, 99-2285254, AND 99-2285255, AFFECTING THE COMMON AREA, AS DEFINED THEREIN. SUBJECT TO THE TERMS, COVENANTS AND PROVISIONS CONTAINED THEREIN.

APN: 7351-021-038

EXHIBIT “A”

EXHIBIT “B”

General Assignment and Assumption

(See attached copy)

EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of January 23, 2013 (“Effective Date”) by and between COP-WESTERN AVENUE, LLC, a California limited liability company (“Assignor”), and MMB MANAGEMENT, LLC, a California limited liability company (“Assignee”).

RECITALS

A.       Assignor and Assignee are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 28, 2012, with respect to that certain real property (the “Property”) more specifically described in “Exhibit A” attached hereto and made a part hereof.

B.       Concurrently with the execution and delivery of this Assignment, Assignor is conveying the Property to Assignee.

C.       Assignor desires to assign, transfer and convey to Assignee to the extent assignable, and Assignee desires to obtain, all of Assignor’s right, title, interest, liabilities and obligations in and to the Contracts (as hereinafter defined).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

As of the Effective Date Assignor does hereby sell, assign, convey and transfer unto Assignee, to the extent assignable, all of Assignor’s right, title, interest, liabilities and obligations in and to the service contracts and assignable equipment leases (“Contracts”) described on “Exhibit B” attached hereto and made a part hereof, provided, however, that Assignor makes no representation or warranty with respect to the assignability of same, except as may be expressly provided in the Purchase Agreement.

By execution of this Assignment, as of the Effective Date Assignee unconditionally assumes and agrees to perform all of the covenants, agreements, liabilities and obligations under the Contracts binding on Assignor or the Property arising after the Effective Date. Assignor hereby agrees to indemnify, hold harmless and defend Assignee from and against any and all third party obligations, liabilities, costs and claims actions, expenses and fees (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contracts that are attributable to the period of time prior to the Effective Date. Assignee hereby agrees to indemnify, hold harmless and defend Assignor from and against any and all third party obligations, liabilities, costs and claims actions, expenses and fees (including reasonable attorney’s fees) arising as a result of or with respect to any of the Contracts that are attributable to the period of time from and after the Effective Date.

EXHIBIT “B”

ASSIGNEE ACKNOWLEDGES THAT IT HAS INSPECTED THE CONTRACTS AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE PURCHASE AGREEMENT.

EXECUTED to be effective January 23, 2013.

ASSIGNOR:

COP-WESTERN AVENUE, LLC,
a California limited liability company

By:
Name:
Its:

ASSIGNEE:

MMB MANAGEMENT, LLC, a California limited liability company

By:	THE LEWIS FENNO MOULTON TRUST UDT, APRIL 17, 1925
Manager

By:
Lewis M. Mathis
Trustee

By:
Jane M. Barnes
Trustee

By:
Glenn E. Mathis, Jr.
Trustee

By:
Todd W. Mathis
Manager

By:
Scott T. Barnes
Manager

By:
Jared K. Mathis
Manager

Exhibit A to Assignment and Assumption of Contracts

LEGAL DESCRIPTION

The land is situated in the City of Los Angeles, County of Los Angeles, State of California, and is described as follows:

PARCEL A:

THOSE PORTIONS OF LOTS 18, 19 AND 20 OF TRACT NO. 52172-02, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1238 PAGES 17 TO 22, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS DESCRIBED AS PARCEL 3 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 18; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, SOUTH 86° 30’ 05" WEST 0.67 FEET TO THE TRUE POINT OF BEGINNING; THENCE LEAVING SAID NORTHERLY LINE OF LOT 18, "SOUTH" 798.54 FEET TO THE SOUTHERLY LINE OF SAID LOT 20; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 20, SOUTH 89° 59’ 31" WEST 346.30 FEET TO THE SOUTHWEST CORNER OF SAID LOT 20; THENCE ALONG THE WESTERLY LINE OF SAID LOTS 18, 19, AND 20, NORTH 00° 23’ 15" WEST 690.86 FEET; THENCE NORTH 89° 36’ 45" EAST 1.89 FEET TO A POINT OF A NON TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 90.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 88° 54’ 26" WEST; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 35’ 39", AN ARC LENGTH OF 137.59 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, NORTH 86° 30’ 05" EAST 265.09 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, DRAINAGE, FIRE HYDRANTS, UNDERGROUND UTILITIES, AND REFUSE ENCLOSURE AS CREATED BY THAT CERTAIN DECLARATION AND GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 21, 2000 AS INSTRUMENT NO. 00-1482684, OVER PORTIONS OF CERTAIN PARCELS OF LAND DESCRIBED AS PARCELS 1 AND 2 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, AS MORE PARTICULARLY DESCRIBED IN SAID DECLARATION, UPON THE TERMS, COVENANTS AND PROVISIONS THEREIN CONTAINED, AS AMENDED BY A DOCUMENT ENTITLED "FIRST AMENDMENT TO DECLARATION GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT", RECORDED DECEMBER 19, 2000 AS INSTRUMENT NO. 00-1975273.

PARCEL C:

THOSE CERTAIN EASEMENT RIGHTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED "DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR HARBOR GATEWAY CENTER, INDUSTRIAL TRACT PARCEL", RECORDED AUGUST 6, 1999 AS INSTRUMENT NO. 99- 1483487, AS AMENDED BY DOCUMENTS RECORDED DECEMBER 10, 1999 AS INSTRUMENT NOS. 99-2285253, 99-2285254, AND 99-2285255, AFFECTING THE COMMON AREA, AS DEFINED THEREIN. SUBJECT TO THE TERMS, COVENANTS AND PROVISIONS CONTAINED THEREIN.

APN: 7351-021-038

Exhibit B to Assignment and Assumption of Contracts

EQUIPMENT LEASES

EXHIBIT “C”

Assignment and Assumption of Leases

[See attached copy.]

EXHIBIT “C”

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES is hereby entered into as of January 23, 2013 (“Effective Date”), by and between COP-WESTERN AVENUE, LLC, a California limited liability company (“Assignor”), and MMB MANAGEMENT, LLC, a California limited liability company (“Assignee”).

1.       Assignment. As of the Effective Date Assignor does hereby sell, assign, transfer and set over unto Assignee, without representation or warranty of any kind or nature whatsoever, express or implied, all of Assignor’s interest as landlord in and to (i) all leases of all or any portion of the buildings or other improvements located on the land described on Exhibit “1” attached hereto and made a part hereof (the “Property”), which leases are more particularly described in Exhibit “2” attached hereto and made a part hereof, and all guaranties of, or relating to, those leases and/or any portion of any lease, if any (collectively, the “Leases”), and (ii) all security deposits, advanced rentals and all letters of credit, paid or deposited by tenants or occupants under the Leases (the “Security Deposits”).

2.       Assumption. Assignee, for itself and its successors and assigns, (i) hereby accepts the foregoing assignment, and (ii) agrees to, and hereby does, assume and agree to keep, pay, perform, observe and discharge all of the terms, covenants, conditions, agreements, provisions and obligations contained in Leases to be kept, paid, performed, observed and discharged by the landlord thereunder from and after the Effective Date, including without limitation, the payment of all broker’s commissions and tenant improvement allowances, as and to the extent provided in the Purchase and Sale Agreement for the Property between Assignor and Assignee dated December 28, 2012.

3.       Indemnities. Assignee agrees to, and hereby does, indemnify, defend and hold harmless Assignor from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignor by reason of Assignee’s failure to perform any of its obligations under the Leases after the Effective Date, and including, without limiting the generality of the foregoing, by reason of Assignee’s disposition or alleged disposition of any of the Security Deposits. Assignor agrees to, and hereby does, indemnify, defend and hold harmless Assignee from and against all claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may be asserted against or imposed on or incurred by Assignee by reason of Assignor’s failure to perform any of its obligations under the Leases prior to the Effective Date.

5.       Attorneys’ Fees. In the event of any action between Assignor and Assignee seeking enforcement or interpretation of any of the terms and conditions to this Assignment, the prevailing party in such action, whether by fixed judgment or settlement, shall be entitled to recover, in addition to damages, injunctive or other relief, its actual costs and expenses, including, but not limited to, actual attorneys’ fees, court costs and expert witness fees. Such costs shall include attorneys’ fees, costs and expenses incurred in (a) post-judgment motions, (b) contempt proceedings, (c) garnishment, levy and debtor and third-party examination, (d) discovery, and (e) bankruptcy litigation.

EXHIBIT “C”

6.       Successors. This Assignment shall inure to the benefit of Assignor and Assignee, and their respective heirs, assigns and successors in interest.

7.       Counterparts. This Assignment may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

IN WITNESS WHEREOF, this Assignment of Leases, has been executed by Assignor and Assignee as of the 23rd day of January, 2013.

ASSIGNOR:

COP-WESTERN AVENUE, LLC,
a California limited liability company

By:
Name:
Its:

ASSIGNEE:

MMB MANAGEMENT, LLC, a California limited liability company

By:	THE LEWIS FENNO MOULTON TRUST UDT, APRIL 17, 1925
Manager

By:
Lewis M. Mathis
Trustee

By:
Jane M. Barnes
Trustee

By:
Glenn E. Mathis, Jr.
Trustee

By:
Todd W. Mathis
Manager

By:
Scott T. Barnes
Manager

By:
Jared K. Mathis
Manager

EXHIBIT 1

EXHIBIT 2

EXHIBIT “D”

Bill of Sale

[See attached copy.]

EXHIBIT “D”

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made as of the 23rd day of January, 2013 (“Effective Date”), by and between COP-WESTERN AVENUE, LLC, a California limited liability company (“Assignor”), and MMB MANAGEMENT, LLC, a California limited liability company (“Assignee”)..

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.       Assignor hereby sells, transfers, assigns and conveys to Assignee the following as of the Effective Date. To the extent assignable, all right, title and interest of Assignor in and to all tangible personal property (“Personalty”) located on, and used in connection with the management, maintenance or operation of that certain land and improvements located on the real property, as more particularly described in Exhibit “1” hereto and made a part hereof (“Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property.

2.       This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of December 28, 2012, between Assignor and Assignee. Except as set forth in the Purchase Agreement, the Personalty conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITH ALL FAULTS AND EXCLUDES ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE.

3.       Assignee hereby accepts the assignment of the Personalty and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder from and after the Effective Date hereof.

[Signatures set forth on following page.]

EXHIBIT “D”

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

COP-WESTERN AVENUE, LLC,
a California limited liability company

By:
Name:
Its:

ASSIGNEE:

MMB MANAGEMENT, LLC, a California limited liability company

By:	THE LEWIS FENNO MOULTON TRUST UDT, APRIL 17, 1925
Manager

By:
Lewis M. Mathis
Trustee

By:
Jane M. Barnes
Trustee

By:
Glenn E. Mathis, Jr.
Trustee

By:
Todd W. Mathis
Manager

By:
Scott T. Barnes
Manager

By:
Jared K. Mathis
Manager

EXHIBIT “E”

Notices to Tenants

[See attached copy.]

EXHIBIT “E”

NOTICE TO TENANTS

_____________________, 2013

Dear __________:

You are hereby notified that _______________________________ (“Seller”), the current owner of __________________ (the “Property”) and the current owner of the landlord’s interest in your lease in the Property, has sold the Property to _______________________ (“New Owner”), as of the above date. In connection with such sale, Seller has assigned and transferred its interest in your lease and your security deposit thereunder in the amount of $____________ (the “Security Deposit”) to New Owner, and New Owner has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) arising after the above date. New Owner acknowledges that New Owner has received and is responsible for the Security Deposit.

Accordingly, (a) all your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of the landlord under the lease arising after the above date, including any obligations thereunder or under applicable law to repay or account for the Security Deposit, shall be the binding obligation of New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease is:

EXHIBIT “E”

Please immediately forward a new certificate of insurance naming New Owner as an additional insured under your liability policy as required by your lease.

Very truly yours,

SELLER:

,
a

By:
Name:
Title:

NEW OWNER:

,
a

By:
Name:
Title:

EXHIBIT “F”

Form of Estoppel Certificate

[See attached copy.]

EXHIBIT “F”

TENANT ESTOPPEL CERTIFICATE

To:	____________________

Re:	Lease Pertaining to (the “Project”)

Ladies and Gentlemen:

The undersigned, as tenant (“Tenant”), hereby states and declares as follows:

1.          Tenant is the lessee under that certain lease (the “Lease”) pertaining to the Project which is dated _______.

2.          The name of the current Landlord is: __________________________.

3.          The Lease is for the following portion of the Project _______________________ (the “Demised Premises”).

4.          The Lease has not been modified or amended except by the following documents (if none, so state): _________

5.          The initial term of the Lease commenced on _________, [__________] and shall expire on ______________, [__________], unless sooner terminated in accordance with the terms of the Lease. Tenant has no option to renew or extend the term of the Lease, except as follows (if none, so state): ______________.

6.          The Lease, as it may have been modified or amended, contains the entire agreement of Landlord and Tenant with respect to the Demised Premises, and is in full force and effect.

7.          As of the date hereof, Tenant is occupying the Demised Premises and is paying rent on a current basis under the Lease.

8.          The minimum monthly or base rent currently being paid by Tenant for the Demised Premises pursuant to the terms of the Lease is $______ per month.

a.           Common area maintenance, taxes, insurance and other charges (the “Reimbursables”), if any, due under the Lease have been paid through ____________________.

9.          Tenant has accepted possession of the Demised Premises, and all items of an executory nature relating thereto to be performed by Landlord have been completed, including, but not limited to, completion of construction thereof (and all other improvements required under the Lease) in accordance with the terms of the Lease and within the time periods set forth in the Lease. Landlord has paid in full any required contribution towards work to be performed by Tenant under the Lease, except as follows (if none, so state): ____________________.

EXHIBIT “F”

10.         No default or event that with the passage of time or notice would constitute a default (hereinafter collectively a “Default”) on the part of Tenant exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Tenant.

11.         To the best of Tenant's knowledge, no Default on the part of Landlord exists under the Lease in the performance of the terms, covenants and conditions of the Lease required to be performed on the part of Landlord.

12.         Tenant has no option or right to purchase all or any part of the Project.

13.         Tenant has not assigned, sublet, transferred or otherwise disposed of its interest in the Lease and/or the Premises, or any part thereof.

14.         Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state): ______________________.

15.         No prepayments of rentals due under the Lease have been made for more than one month in advance. No security or similar deposit has been made under the Lease, except for the sum of $_____ which has been deposited by Tenant with Landlord pursuant to the terms of the Lease.

16.         Tenant has no defense as to its obligations under the Lease and asserts no setoff, claim or counterclaim against Landlord.

17.         The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

18.         This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

Very truly yours,

TENANT:
,
a

By
Name:
Its:

Schedule 1

Rent Roll

[See attached copy.]

Schedule 1

Schedule 2

List of Property Documents

[See attached copy.]

Schedule 2

Harbor Gateway

20100 Western Avenue, Torrance

Due Diligence List

Property Information

•	Western Ave Zoning Report via GE
•	Physical Report via GE
•	Fujitsu Western Site Depiciton of Premises
•	Floor Plans (13 documents)

Environmental

•	20100 Western Ave_LGS REPORT
•	CBRE DISCLOSURE FORM_No Flood_No Quake
•	LGS Disclosure Letter No Flood No Quake
•	Phase I ESA dated 8-23-12

Accounting

•	Western - 2011 CAM Reconciliation
•	Western – 2012 YTD Expense
•	Aged Receivables Report- Age as of 11/30/2012

Title & Survey

•	Preliminary Title Report- First American Title Insurance Company
•	Western Ave ALTA Survey 8-12

Roof Report

•	Roof Report- date of 7/3/2012
•	Preventative Maintenance Report 2012-2013

Service Contracts

•	Landscaping Contract
•	Lighting Contract
•	Parking lot sweeping Contract

Leases and Tenant Info

•	E&J
o	E&J Acquisition Lease

•	Fujitsu
o	Fujitsu tenant allowance – Western Ave
o	Fully executed Fujitsu Addendum to lease
o	Fully executed Fujitsu lease

•	Nextel
o	Nextel Lease abstract
o	Nextel Lease

Harbor Gateway

20100 Western Avenue, Torrance

Due Diligence List

•	Patlite
o	Fully executed Patlite First Amendment (11/15/2011)
o	Patlite Lease

•	Yonex

o	Fully executed First Amendment - Yonex
o	Fully executed Yonex Second Amendment 10-11-12
o	Second Amendment to Lease (signed by Yonex) 10-2-12
o	Yonex Lease

EXHIBIT “G”

Grant Deed

[See attached]

grant deed

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

MMB Management, LLC
9841 Irvine Center Drive, Suite
Irvine, California 92618-4316
Attn: William B. Brinckloe, Jr., Esq.

MAIL TAX STATEMENTS TO:	SPACE ABOVE THIS LINE FOR RECORDER'S USE

Mr. Scott T. Barnes	[Amount of Documentary Transfer Tax
Manager	Shown on Attached Paper – Not For Public
MMB Management, LLC	Record Pursuant to Sections 11932 and
21985 Elsberry Way	11933 of the California Revenue and
Lake Forest, California 92630	Taxation Code.]

grant deed

THE UNDERSIGNED GRANTOR DECLARES:

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, COP-WESTERN AVENUE, LLC, a California limited liability company (“Grantor”), hereby grants to MMB MANAGEMENT, LLC, a California limited liability company, the real property located in the City of Los Angeles, County of Los Angeles, State of California, which is legally described in Exhibit A, attached hereto and incorporated herein by this reference (the "Property").

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the date indicated.

GRANTOR

Dated: January , 2013	COP-WESTERN AVENUE, LLC,
a California limited liability company

By:
Name:
Its:

EXHIBIT “G”

Exhibit A to Grant Deed

LEGAL DESCRIPTION OF THE PROPERTY

The land is situated in the City of Los Angeles, County of Los Angeles, State of California, and is described as follows:

PARCEL A:

THOSE PORTIONS OF LOTS 18, 19 AND 20 OF TRACT NO. 52172-02, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1238 PAGES 17 TO 22, INCLUSIVE, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS DESCRIBED AS PARCEL 3 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS A WHOLE AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID LOT 18; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, SOUTH 86° 30’ 05" WEST 0.67 FEET TO THE TRUE POINT OF BEGINNING; THENCE LEAVING SAID NORTHERLY LINE OF LOT 18, "SOUTH" 798.54 FEET TO THE SOUTHERLY LINE OF SAID LOT 20; THENCE ALONG THE SOUTHERLY LINE OF SAID LOT 20, SOUTH 89° 59’ 31" WEST 346.30 FEET TO THE SOUTHWEST CORNER OF SAID LOT 20; THENCE ALONG THE WESTERLY LINE OF SAID LOTS 18, 19, AND 20, NORTH 00° 23’ 15" WEST 690.86 FEET; THENCE NORTH 89° 36’ 45" EAST 1.89 FEET TO A POINT OF A NON TANGENT CURVE CONCAVE SOUTHEASTERLY, HAVING A RADIUS OF 90.00 FEET, A RADIAL LINE TO SAID POINT BEARS SOUTH 88° 54’ 26" WEST; THENCE NORTHEASTERLY ALONG SAID CURVE, THROUGH A CENTRAL ANGLE OF 87° 35’ 39", AN ARC LENGTH OF 137.59 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 18, NORTH 86° 30’ 05" EAST 265.09 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL B:

EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS, DRAINAGE, FIRE HYDRANTS, UNDERGROUND UTILITIES, AND REFUSE ENCLOSURE AS CREATED BY THAT CERTAIN DECLARATION AND GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT, RECORDED SEPTEMBER 21, 2000 AS INSTRUMENT NO. 00-1482684, OVER PORTIONS OF CERTAIN PARCELS OF LAND DESCRIBED AS PARCELS 1 AND 2 IN EXHIBIT "A" OF THAT CERTAIN CERTIFICATE OF COMPLIANCE FOR LOT LINE ADJUSTMENT 99-2594, RECORDED DECEMBER 8, 2000 AS INSTRUMENT NO. 00-1917705, AS MORE PARTICULARLY DESCRIBED IN SAID DECLARATION, UPON THE TERMS, COVENANTS AND PROVISIONS THEREIN CONTAINED, AS AMENDED BY A DOCUMENT ENTITLED "FIRST AMENDMENT TO DECLARATION GRANT OF EASEMENTS AND RECIPROCAL EASEMENT AGREEMENT", RECORDED DECEMBER 19, 2000 AS INSTRUMENT NO. 00-1975273.

PARCEL C:

THOSE CERTAIN EASEMENT RIGHTS AS CREATED BY THAT CERTAIN DOCUMENT ENTITLED "DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR HARBOR GATEWAY CENTER, INDUSTRIAL TRACT PARCEL", RECORDED AUGUST 6, 1999 AS INSTRUMENT NO. 99-1483487, AS AMENDED BY DOCUMENTS RECORDED DECEMBER 10, 1999 AS INSTRUMENT NOS. 99-2285253, 99-2285254, AND 99-2285255, AFFECTING THE COMMON AREA, AS DEFINED THEREIN. SUBJECT TO THE TERMS, COVENANTS AND PROVISIONS CONTAINED THEREIN.

APN: 7351-021-038

ACKNOWLEDGEMENT

STATE OF CALIFORNIA	}
COUNTY OF LOS ANGELES	} S.S.

On January          , 2013, before me,                                             , a Notary Public, personally appeared,                                            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _____________________________                                                       (Seal)

Document No.

Date Recorded

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

To: Registrar-Recorder County of Los Angeles

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names: MMB MANAGEMENT, LLC, a California limited liability company (as Grantee).

Property described in the accompanying document is located in the County of Los Angeles, State of California.

The amount of tax due on the accompanying document is $

☒ Computed on full value of property conveyed, or

☐ Computed on full value less liens and encumbrances remaining at time of sale.

first American title COMPANY, a

California corporation

By:
Patty Beverly
Senior Escrow Officer, CEO